UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2013

DELEK LOGISTICS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35721	45-5379027
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 8, 2013, Delek US Holdings, Inc. (“Delek”), the holder of a 60.3% limited partnership interest and a 98.6% interest in the entity that owns the entire 2.0% general partnership interest in Delek Logistics Partners, LP (the “Partnership”), held a conference call to discuss its second quarter 2013 results. During the conference call, certain information about the Partnership as a reporting segment of Delek was discussed. A transcript of the conference call is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Partnership under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Partnership that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Partnership or any of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1	Transcript of Delek US Holdings, Inc. conference call held August 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK LOGISTICS PARTNERS, LP by and through its general partner, Delek Logistics GP, LLC

Dated: August 9, 2013	By:	/s/ Assaf Ginzburg
	Name:	Assaf Ginzburg
	Title:	Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Delek US Holdings, Inc. conference call held August 8, 2013.